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                                                                    EXHIBIT 10.8

                               January 25, 1997



Mr. Larry Shipley
IBP, Incorporated
IBP Avenue
Highway 35
Dakota City, NE  68731

                           CONFIDENTIALITY AGREEMENT
                           -------------------------

Dear Sirs:

In connection with your interest in a possible transaction (the "Transaction") involving Foodbrands America, Inc. (the "Company"), you have requested that we or our representatives furnish you or your representatives with certain information relating to the Company or the Transaction. All such information (irrespective of the form of communication) furnished (after the date hereof) by us or out directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, "our Representatives") to you or your directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents or your potential sources of financing for the Transaction (collectively, "your Representatives") and all analyses, compilations, forecasts, studies or other documents prepared by you or your Representatives in connection with your or their review of, or your interest in, the Transaction which contain or reflect any such information provided by our Representatives is hereinafter referred to as the "Information". The term Information will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by you or your Representatives (ii) is or becomes available to you on a nonconfidential basis from a source (other than us or our Representatives) which, to the best of your knowledge after due inquiry, is not prohibited from disclosing such information to you by a legal, contractual or fiduciary obligation to us or (iii) was already in your possession prior to the date of this letter agreement. In no event will the Information be made available to any person who is primarily responsible for the pricing or marketing of any products in competition with the Company.

Accordingly, you hereby agree that:

1. You and your Representatives (i) will keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below), without our prior written consent, disclose any Information in any manner whatsoever, and (ii) will not use any Information other than in connection with the Transaction; provided, however, that you may reveal the Information to your Representatives (a) who need to know the Information for the purpose of evaluating the Transaction, (b) who are informed by you of the confidential nature of the Information and (c) who agree to act in accordance with the terms of this letter Agreement. You will use your reasonable best efforts to cause your
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     Representatives to observe the terms of this letter agreement, and you will be responsible for any breach of this letter agreement by any of your Representatives.

2. You and your Representatives will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below), without our prior written consent, disclose to any person the fact that the Information exists or has been made available, that you are considering the Transaction involving the Company, or that discussions or negotiations are taking or have taken place concerning the Transaction or involving the Company or any term, condition or other fact relating to the Transaction or involving the Company or any term, condition or other fact relating to the Transaction or such discussions or negotiations, including, without limitation, the status thereof.

3. In the event that you or any of your Representatives are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information (or any of the facts described in paragraph 2 of this letter agreement), you will notify us promptly so that we may seek a protective order or other appropriate remedy or, in our sole discretion, waive compliance with the terms of this letter agreement. In the event that no such protective order or other remedy is obtained, or that the Company waives compliance with the terms of this letter agreement, you will furnish only that portion of the Information (or any of the facts described in paragraph 2 of this letter agreement) which you are advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

4. If you determine not to proceed with the Transaction, you will promptly inform our Representative, Morgan Stanley & Co. Incorporated ("Morgan Stanley"), of that decision and, in that case, and at any time upon the request of the Company or any of our Representatives, you will either (i) promptly destroy all copies of the written Information in your or your Representatives' possession and confirm such destruction to us in writing, or (ii) promptly deliver to the Company at your own expense all copies of the written Information in your or your Representatives' possession. For a period of three years from the date of this letter agreement, any oral Information will continue to be subject to the terms of this letter agreement.

5. You acknowledge that neither we, nor Morgan Stanley or its affiliates, nor our other Representatives, nor any of our or their respective officers, directors, employees, agents or controlling persons within the meaning of
     Section 20 of the Securities Exchange Act of 1934, as amended, makes any express or implied representation or warranty as to the accuracy or completeness of the Information, and you agree that no such person will have any liability relating to the Information or for any errors therein or omissions therefrom; except for intentional misrepresentations or omissions. You further agree that you are not entitled to rely on the accuracy or completeness of the Information and that you will be entitled to rely solely on such representations and warranties as may be included in any definitive agreement with respect to the Transaction, subject to such limitations and restrictions as may be contained therein.

6. You are aware, and you will advise your Representatives who are informed of the matters that are the subject of this letter agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who

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     has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

7. You agree that, for a period of eighteen months from the date of this letter agreement, neither you nor any of your affiliates will, without the prior written consent of the Company or its Board of Directors: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company or any subsidiary thereof or any assets of the Company or any subsidiary or division thereof; (ii) make, or in any way participate in, directly or indirectly, any "solicitation" or "proxies" (as such terms are used in the rules of the Securities Exchange Commission) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company; (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary Transaction involving the Company or its securities or assets; (iv) form joint or in any way participate in a "group" (as defined in Section 13
     (d)(3) of the Securities Exchange Act of 1934, as amended) in connection with any of the foregoing; or (v) request the Company or any of our Representatives, directly or indirectly, to amend or waive any provision of this paragraph.

8. You agree that, for a period of eighteen months from the date of this letter agreement, you will not, directly or indirectly, solicit for employment or hire any employee of the Company or any of its subsidiaries with whom you have had contact or who became known to you in connection with your consideration of the Transaction; provided, however, that the foregoing provision will not prevent you from employing any such person who contacts you on his or her own initiative without any direct or indirect solicitation by or encouragement from you. Direct and indirect solicitation does not include general advertisement.


9. You agree that all (1) communications regarding the Transaction, (ii) requests for additional information, facility tours or management meetings, and (iii) discussions or questions regarding procedures with respect to the Transaction, will be first submitted or directed to Morgan Stanley and not to the Company. You acknowledge and agree that (a) we and our Representatives are free to conduct the process leading up to a possible Transaction as we and our Representatives, in our sole discretion, determine (including, without limitation, by negotiating with any prospective buyer and entering into a preliminary or definitive agreement without prior notice to you or any other person), (b) we reserve the right, in our sole discretion, to change the procedures relating to our consideration of the Transaction at any time without prior notice to you or any other person, to reject any and all proposals made by you or any of your Representatives with regard to the Transaction, and to terminate discussions and negotiations with you at any time and for any reason, and
     (c) unless and until a written definitive agreement concerning the Transaction has been executed, neither we nor any of our Representatives will have any liability to you with respect to the Transaction, whether by virtue of this letter agreement, any other written or oral expression with respect to the Transaction or otherwise.

10. You acknowledge that remedies at law may be inadequate to protect us against any

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     actual or threatened breach of this letter agreement by you or by your
     Representatives, and, without prejudice to any other rights and remedies otherwise available to us, you agree to the granting or injunctive relief in our favor without proof of actual damages. In the event of litigation relating to this letter agreement, the unsuccessful party will pay all reasonable legal fees and expenses incurred by the successful party in connection with all such litigation.

11. You agree that no failure or delay by us in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

12. This letter agreement will be governed by and construed in accordance with the laws of the State of Oklahoma applicable to contracts between residents of that State and executed in and to be performed in that State.

13. This letter agreement contains the entire agreement between you and us concerning the confidentiality of the Information, and no modifications of this letter agreement or waiver of the terms and conditions hereof will be binding upon you or us, unless approved in writing by each of you and us.

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Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

                                      Very truly yours,

                                      FOODBRANDS AMERICA, INC.

                                      By its authorized representative

                                      MORGAN STANLEY & CO. INCORPORATED


                                      By: ____________________________
                                      Name: __________________________
                                      Title: _________________________

Accepted and Agreed as of the date
first written above:


_____________________________
IBP. INCORPORATED

By: _________________________
Name: _______________________
Title: ______________________

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